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                                                               EXHIBIT (i)(2)


              [Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]


                                               December 15, 2006


Van Kampen Equity Trust
1221 Avenue of the Americas
New York, New York 10020

         Re:      Post-Effective Amendment No. 60 to the
                  Registration Statement on Form N-1A for the
                  Van Kampen Equity Trust
                  (the "Registration Statement")
                  (File Nos. 33-8122 and 811-4805)

         We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP